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[LETTERHEAD OF MCCUTCHEN, DOYLE, BROWN & ENERSEN

                                                                       EXHIBIT 5

                               December 22, 1995

Civic BanCorp
2101 Webster Street, 14th Floor
Oakland, CA 94612

                      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel for Civic BanCorp, a California corporation (the "Company"), in connection with the Registration Statement on form S-8 filed by the Company under the Securities Act of 1933, as amended, relating to the registration of 200,000 shares of common stock, no par value (the "Shares"), which are expected to be issued from time to time pursuant to the CivicBank of Commerce Profit Sharing Retirement Plan.

     We are of the opinion that the Shares have been duly authorized and, when the Shares are issued pursuant to the terms described in the Registration Statement and in conformity with applicable state securities laws, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                            Very truly yours,

                            McCutchen, Doyle, Brown & Enersen



                            By /s/ Thomas G. Reddy
                               ------------------------------
                               A member of the firm